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                                                                     EXHIBIT 5.1

                                 FORM OF OPINION




_______, 2004

The Board of Directors of Kinross Gold Corporation

RE: REGISTRATION STATEMENT ON FORM F-4 FILED BY KINROSS GOLD CORPORATION (THE "COMPANY") WITH RESPECT TO THE COMMON SHARES ISSUED IN CONNECTION WITH THE MERGER OF CROWN RESOURCES CORPORATION ("CROWN") WITH CROWN MERGER CORPORATION, A WHOLLY OWNED SUBSIDIARY OF THE COMPANY

Gentlemen:

       We refer you to the Company's Registration Statement on Form F-4 (the "Registration Statement") to be filed under the SECURITIES ACT of 1933, as amended, for registration of up to ________ common shares of the Company ("Common Shares") to be issued pursuant to the terms of an acquisition agreement and plan of merger dated as of November 20, 2003 among the Company, Crown Merger Corporation and Crown (the "Merger Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

       In connection with the opinions expressed below, we have examined such statutes and public records and original or certified copies of corporate records of the Company and certificates of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. Without limitation to the foregoing, we have also reviewed the Merger Agreement, the Registration Statement, the Crown Warrants and a certificate of an officer of the Company dated __________, 2004. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the authentic or original documents submitted to us as certified or true copies. We have also considered such questions of law as we have considered necessary as a basis for the opinions hereinafter set forth.

       We are legal counsel qualified to practice law in Ontario and we therefore express no opinion as to the laws of any matters governed by the laws of any jurisdictions other than the laws of Ontario and the laws of Canada applicable therein. The opinions expressed herein are based on legislation and regulations of the Province of Ontario and the legislation and regulations of Canada applicable therein, which are in effect on the date hereof.

Based on the foregoing, we advise you that, in our opinion:

1. From and after the Effective Time of the Merger, the Common Shares issued to holders of Crown Common Stock will be validly issued and outstanding as fully paid and non-assessable shares.

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2.     From and after the Effective Time of the Merger, the Common Shares issuable to the holders of Crown Warrants, outstanding at the Effective Time, who have elected to exchange their Crown Warrants for Common Shares in accordance with the terms of the Merger Agreement, will be validly issued and outstanding as fully paid and non-assessable shares.

       We are furnishing this opinion in connection with the filing of the Registration Statement with the Securities and Exchange Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

       We hereby consent to the identification of our firm name as having rendered the opinion herein, and reference to the foregoing opinion, including the filing of this opinion as an exhibit, to the Registration Statement.


                                         Very truly yours,